Exhibit 4.4


                          REGISTRATION RIGHTS AGREEMENT

           REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 19, 2004 by and between ATC HEALTHCARE, INC., a Delaware corporation, with its principal office located at 1983 Marcus Avenue Lake Success, New York (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

           WHEREAS:

           A. In connection with the Standby Equity Distribution Agreement by and between the parties hereto of even date herewith (the "Standby Equity Distribution Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Standby Equity Distribution Agreement, to issue and sell to the Investor that number of shares of the Company's Class A common stock, $.01 par value per share (the "Common Stock"), which can be purchased pursuant to the terms of the Standby Equity Distribution Agreement for an aggregate purchase price of up to Five Million Dollars ($5,000,000). Capitalized terms not defined herein shall have the meaning ascribed to them in the Standby Equity Distribution Agreement.

           B. To induce the Investor to execute and deliver the Standby Equity Distribution Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

           1. DEFINITIONS.

           As used in this Agreement, the following terms shall have the following meanings:

                      a. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                      b. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

                      c. "Registrable Securities" means the shares of the Company's Common Stock issuable upon conversion of the Compensation Debenture, as defined in the Standby Equity Distribution Agreement and shares of Common Stock issuable to Investors pursuant to the Standby Equity Distribution Agreement.

                      d. "Registration Statement" means a registration statement under the 1933 Act which covers the Registrable Securities.

           2. REGISTRATION.

                      a. Mandatory Registration. The Company shall prepare and file with the SEC a Registration Statement on Form S-1, SB-2 or on such other form as is available. The Company shall cause such Registration Statement to be declared effective by the SEC prior to the first sale to the Investor of the Company's Common Stock pursuant to the Standby Equity Distribution Agreement.

                      b. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to
Section 2(a) is insufficient to cover all of the Registrable Securities which the Investor has purchased pursuant to the Standby Equity Distribution Agreement, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of such Registrable Securities which the Investor has purchased pursuant to the Standby Equity Distribution Agreement as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefore arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issuable on an Advance Notice Date is greater than the number of shares available for resale under such Registration Statement.

           3. RELATED OBLIGATIONS.

                      a. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investor shall have sold all the Registrable Securities covered by such Registration Statement or in the event there are no Advance Notices, as this term is defined in the Standby Equity Distribution Agreement, if the Standby Equity Distribution Agreement is terminated (the "Registration Period"), which Registration
Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                      b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company's filing a report on Form 10-KSB, Form 10-QSB or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

                      c. The Company shall furnish to the Investor without charge, (i) at least one copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) ten (10) copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                      d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investor reasonably requests on the date hereof, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period,
(iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its certificate of incorporation or by-laws,
(x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                      e. As promptly as practicable after becoming aware of such event or development, the Company shall promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Investor. The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus , and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.


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

                      f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                      g. At the reasonable request of the Investor, the Company shall furnish to the Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Investor may reasonably request, so long as the standby equity Distribution Agreement has not been terminated (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investor.

                      h. The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                      i. The Company shall use its best efforts either to cause all the Registrable Securities covered by a Registration Statement (i) to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or to secure the inclusion for quotation on the National Association of Securities Dealers, Inc. OTC Bulletin Board for such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

                      j. The Company shall cooperate with the Investor to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

                      k. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                      l. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

                      m. Within two (2) business days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC.

           4. OBLIGATIONS OF THE INVESTOR.

           The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of shares of the Company's Common Stock pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unrestricted shares of Common Stock to the Escrow Agent via D.W.A.C in accordance with the terms of the Standby Equity Distribution Agreement and the Escrow Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investor has not yet settled, provided that the Company shall not be obligated to deliver shares of Common Stock if it reasonably believes such delivery would be in violation of the law or would expose it to potential liability. The Company shall provide to the Investor written notice of such inability to deliver shares of the Company's Common Stock. In the event that the Company is unable to deliver shares of Common Stock because it reasonably believes such delivery would be in violation of the law or would expose it to potential liability the Company shall cure such event and/or occurrence which gives rise to the Company's inability to deliver shares of the Company's Common Stock within thirty (30) business days of such discovery.

           5. EXPENSES OF REGISTRATION.

           All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers, legal and accounting fees shall be paid by the Company.

           6. REPORTS UNDER THE 1934 ACT.

           With a view to making available to the Investor the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144") so long as the Investor holds Registrable Securities the Company agrees to:

                      a. make and keep public information available, as those terms are understood and defined in Rule 144;

                      b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 6.3 of the Standby Equity Distribution Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                      c. furnish to the Investor promptly upon request, (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

           7. AMENDMENT OF REGISTRATION RIGHTS.

           Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written agreement between the Company and the Investor. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon the Investor and the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

           8. MISCELLANEOUS.

                      a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:


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

If to the Company, to:          ATC Healthcare, Inc.
                                1983 Marcus Avenue
                                Lake Success, NY 11042
                                Attention: Andrew Reiben
                                Telephone: (516) 750-1600
                                Facsimile:       (516) 750-1754

                                DKW Law Group, LLC
With a copy to:                 US Steel Tower - 58th Floor
                                600 Grant Street
                                Pittsburg, PA 15219
                                Attention: David Hirsch, Esq.
                                Telephone: (412) 355-2960
                                Facsimile: (412) 355-2609

If to the Investor, to:         Cornell Capital Partners, LP
                                101 Hudson Street - Suite 3606
                                Jersey City, New Jersey 07302
                                Attention: Mark Angelo
                                           Portfolio Manager
                                Telephone: (201) 985-8300
                                Facsimile: (201) 985-8266

With copy to:                   Butler Gonzalez LLP
                                1416 Morris Avenue - Suite 207
                                Union, New Jersey 07083
                                Attention: David Gonzalez, Esq.
                                Telephone: (908) 810-8588
                                Facsimile: (908) 810-0973

Any party may change its address by providing written notice to the other parties hereto at least five days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or
(iii) above, respectively.

                      b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                      c.  The  corporate  laws of the  State of  Delaware  shall govern all issues concerning the relative rights of the Company and the Investor. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New Jersey, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and the Federal District Court for the District of New Jersey sitting in Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                      d. This Agreement, the Standby Equity Distribution Agreement, the Escrow Agreement, the Compensation Debenture (as defined in the Standby Equity Distribution Agreement) and the Placement Agent Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Standby Equity Distribution Agreement, the Escrow Agreement, the Compensation Debenture (as defined in the Standby Equity Distribution Agreement) and the Placement Agent Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                      e. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                      f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.


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

                      h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                      i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                      j. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.



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


           IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


                                            COMPANY:
                                            ATC HEALTHCARE, INC.

                                            By: /s/ Andrew Reiben
                                                ---------------------------
                                            Name:   Andrew Reiben
                                            Title:  Chief Financial Officer


                                            INVESTOR:
                                            CORNELL CAPITAL PARTNERS, LP

                                            By:     Yorkville Advisors, LLC
                                            Its:    General Partner

                                            By: /s/ Mark Angelo
                                                ---------------------------
                                            Name:   Mark Angelo
                                            Title:  Portfolio Manager




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

                                                                       EXHIBIT A

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT


INSERT

Attention:

       Re: ATC HEALTHCARE, INC.


Ladies and Gentlemen:

           We are counsel to ATC Healthcare, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Standby Equity Distribution Agreement (the "Standby Equity Distribution Agreement") entered into by and between the Company and Cornell Capital Partners, LP (the "Investor") pursuant to which the Company issued to the Investor shares of its Class A Common Stock, $.01 par value per share (the "Common Stock"). Pursuant to the Standby Equity Distribution Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ____, the Company filed a Registration Statement on Form ________ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names the Investor as a selling stockholder thereunder.

           In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                 Very truly yours,


                                                 By:
                                                     ---------------------------

cc:  CORNELL CAPITAL PARTNERS, LP